Exhibit 99.1

Orthofix Reports Fourth Quarter and Fiscal 2018 Financial Results, CEO Announces Plans to Retire

Fourth Quarter Highlights

•	Net sales of $121.1 million, an increase of 3.6% compared to prior year and 4.4% on a constant currency basis
•	Net income of $8.9 million; compared to net income from continuing operations of $1.5 million in the prior year
•	Adjusted EBITDA of $24.4 million; an increase of $0.1 million, or 0.6%, over prior year

Fiscal Year 2018 Highlights

•	Net sales of $453.0 million, an increase of 4.4% compared to prior year and 3.9% on a constant currency basis
•	Net income of $13.8 million; compared to net income from continuing operations of $7.3 million in the prior year
•	Adjusted EBITDA of $87.6 million; an increase of $6.0 million, or 7.4%, over prior year

CEO Transition

•	Brad Mason to retire from Orthofix; will remain in current role until a successor is named

LEWISVILLE, Texas — February 25, 2019 — Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the fourth quarter and fiscal year ended December 31, 2018.  For the fourth quarter of 2018, net sales were $121.1 million, earnings per share from continuing operations was $0.46 and adjusted earnings per share from continuing operations was $0.55.  For fiscal year 2018, net sales were $453.0 million, earnings per share from continuing operations was $0.72 and adjusted earnings per share from continuing operations was $1.79.

“With the recent FDA approval of the M6-C artificial cervical disc, the primary focus in our spine business is on the launch in the U.S., which we expect will happen late in the second quarter,” commented Brad Mason, President and Chief Executive Officer. “This approval is an important milestone in our transition to a topline growth story beginning in the second half of this year and accelerating in 2020.”

Financial Results Overview

Fourth Quarter

The following table provides net sales by reporting segments:

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	Change	Constant Currency Change
Bone Growth Therapies	$52,819	$49,760	6.1%	6.1%
Spinal Implants[1]	24,969	21,175	17.9%	18.5%
Biologics[2]	16,045	16,858	(4.8%)	(4.8%)
Orthofix Extremities	27,245	29,103	(6.4%)	(3.6%)
Net sales[3]	$121,078	$116,896	3.6%	4.4%

1 Excluding Spinal Kinetics, net sales increased 1.4% on a reported basis and 1.7% on a constant currency basis

2 Excluding the contractual reduction in fee for marketing services, the growth year over year was 2.7% on a reported and constant currency basis

3 Excluding Spinal Kinetics and the contractual reduction in fee for marketing services, the increase was 1.7% on a reported and 2.4% on a constant currency basis

Gross profit increased $2.1 million to $95.5 million. Gross margin decreased to 78.8% compared to 79.8% in the prior year period, primarily due to sales mix, including the impact of the Spinal Kinetics acquisition, which was impacted by non-cash inventory fair market value adjustments. Non-GAAP net margin (gross profit less sales and marketing expenses) was $41.6 million, an increase of 0.4% compared to $41.5 million in the prior year period.

Net income from continuing operations was $8.9 million, or $0.46 per share, compared to net income of $1.5 million, or $0.08 per share in the prior year period. Adjusted net income from continuing operations was $10.6 million, or $0.55 per share, compared to adjusted net income of $9.7 million, or $0.52 per share in the prior year period. Excluding the impact of the Spinal Kinetics operating loss in the period, adjusted net income was $12.0 million, or $0.62 per share, a 19.2% increase over prior year.

EBITDA was $16.8 million, compared to $21.8 million in the prior year period. Adjusted EBITDA was $24.4 million, or 20.2% of net sales for the fourth quarter, compared to $24.3 million, or 20.8% of net sales, in the prior year period. Excluding the impact of Spinal Kinetics, adjusted EBITDA was $25.9 million, or 22.0% of net sales for fourth quarter, a 6.7% increase over prior year.

Fiscal Year 2018

The following table provides net sales by reporting segments:

	Year Ended December 31,
(U.S. Dollars, in thousands)	2018	2017	Change	Constant Currency Change
Bone Growth Therapies	$195,252	$185,900	5.0%	5.0%
Spinal Implants[4]	91,658	81,957	11.8%	11.9%
Biologics[5]	59,684	62,724	(4.8%)	(4.8%)
Orthofix Extremities	106,448	103,242	3.1%	0.9%
Net sales[6]	$453,042	$433,823	4.4%	3.9%

4 Excluding Spinal Kinetics, net sales increased 1.2% on a reported basis and 1.3% on a constant currency basis

5 Excluding the contractual reduction in fee for marketing services, the growth year over year was 1.3% on a reported and constant currency basis

6 Excluding Spinal Kinetics and the contractual reduction in fee for marketing services, the increase was 3.3% on a reported and 2.8% on a constant currency basis

Driven by the increase in net sales, gross profit increased $15.6 million to $356.4 million and gross margin increased to 78.7% compared to 78.6% in the same prior year period. Non-GAAP net margin was $150.9 million, an increase of 5.9% compared to $142.4 million in the same prior year period.  The increase in Non-GAAP net margin was due to the increase in net sales in addition to savings in certain variable compensation expenses in our Bone Growth Therapies business.

Net income from continuing operations was $13.8 million, or $0.72 per share, compared to net income of $7.3 million, or $0.39 per share in the prior year.  Adjusted net income from continuing operations was $34.1 million, or $1.79 per share, compared to adjusted net income of $30.1 million, or $1.62 per share in the prior year. Excluding the impact of the Spinal Kinetics operating loss in the period, adjusted net income was $37.3 million, or $1.96 per share, a 21.0% increase over prior year.

EBITDA was $42.4 million in 2018, compared to $56.9 million in the prior year. Adjusted EBITDA was $87.6 million or 19.3% of net sales for the year, compared to $81.6 million or 18.8% of net sales in the prior year. Excluding the impact of Spinal Kinetics, adjusted EBITDA was $91.2 million, or 20.5% of net sales for fourth quarter, an 11.9% increase over prior year.

Liquidity

As of December 31, 2018, cash, cash equivalents, and restricted cash totaled $72.2 million compared to $81.2 million as of December 31, 2017. As of December 31, 2018, the Company had no outstanding indebtedness and borrowing capacity of $125 million under its existing credit facility. Cash flow from operations increased $10.9 million to $49.9 million, while free cash flow increased $12.6 million to $34.7 million.

CEO Transition

Brad Mason has informed the Board of Directors of his intention to retire from Orthofix.  He has agreed to remain with the Company until a successor is hired and serve as a consultant subsequently to ensure an orderly transition.  The Board has commenced a search for Mr. Mason’s successor.

“What I’ve always done best and enjoyed the most in my career is starting and fixing companies. I love the challenges associated with these phases in a business’s lifecycle,” said Mr. Mason.  “Now with the stage set for the Company’s next chapter, I’ve finished what I came to do. Because of the tireless efforts of the talented and dedicated Orthofix team, we’ve accomplished everything and more than I ever expected. Therefore, I believe it is the right time for both the Company and for me to pass the reins to a new leader who will take Orthofix through the next chapter and capitalize on this enormous potential.”

2019 Outlook

For the year ending December 31, 2019, the Company expects the following results, assuming exchange rates are the same as those currently prevailing.

	2019 Outlook
(Unaudited, U.S. Dollars, in millions, except per share data)	Low		High
Net sales	$472.0	[1]	$477.0	[1]
Net income from continuing operations	$18.9	[2]	$21.7	[2]
Adjusted EBITDA	$86.0	[3]	$89.0	[3]
EPS from continuing operations	$0.98	[4]	$1.12	[4]
Adjusted EPS from continuing operations	$1.75	[5]	$1.82	[5]

1 Represents a year-over-year increase of 4.2% to 5.3% on a reported basis

2 Represents a year-over-year increase of 36.8% to 57.1%

3 Represents a year-over-year decrease of 1.8% to a year-over-year increase of 1.6%

4 Represents a year-over-year increase of 36.1% to 55.6%

5 Represents a year-over-year decrease of 2.2% to year-over-year increase of 1.7%

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the fourth quarter and fiscal year 2018. Interested parties may access the conference call by dialing (844) 809-1992 in the U.S. and (612) 979-9886 outside the U.S., and referencing the conference ID 7446347. A replay of the call will be available for two weeks by dialing (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and entering the conference ID 7446347. A webcast of the conference call may be accessed by going to the Company's website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in over seventy countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, or the risk factors described in Part I, Item 1A under the heading Risk Factors in our Form 10-K for the year ended December 31, 2018, to reflect new information, the occurrence of future events or circumstances or otherwise.

Company Contact
Orthofix Medical Inc.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX MEDICAL INC.

Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(U.S. Dollars, in thousands, except share and per share data)	2018	2017	2018	2017
	(unaudited)
Net sales	$121,078	$116,896	$453,042	$433,823
Cost of sales	25,626	23,562	96,628	93,037
Gross profit	95,452	93,334	356,414	340,786
Sales and marketing	53,832	51,874	205,527	198,370
General and administrative	20,046	15,146	84,506	71,905
Research and development	8,792	8,454	33,218	29,700
Changes in fair value of contingent consideration	380	—	3,069	—
Operating income	12,402	17,860	30,094	40,811
Interest income (expense), net	(213)	(522)	(828)	(416)
Other expense, net	(596)	(720)	(6,381)	(4,004)
Income before income taxes	11,593	16,618	22,885	36,391
Income tax expense	(2,722)	(15,102)	(9,074)	(29,100)
Net income from continuing operations	8,871	1,516	13,811	7,291
Discontinued operations
Income (loss) from discontinued operations	—	3	—	(1,759)
Income tax benefit	—	49	—	691
Net income (loss) from discontinued operations	—	52	—	(1,068)
Net income	$8,871	$1,568	$13,811	$6,223
Net income (loss) per common share—basic
Net income from continuing operations	$0.47	$0.08	$0.73	$0.40
Net income (loss) from discontinued operations	—	0.01	—	(0.06)
Net income per common share—basic	$0.47	$0.09	$0.73	$0.34
Net income (loss) per common share—diluted
Net income from continuing operations	$0.46	$0.08	$0.72	$0.39
Net income (loss) from discontinued operations	—	—	—	(0.05)
Net income per common share—diluted	$0.46	$0.08	$0.72	$0.34
Weighted average number of common shares:
Basic	18,592,385	18,254,831	18,494,002	18,117,405
Diluted	19,052,853	18,773,786	18,911,610	18,498,745

ORTHOFIX MEDICAL INC.

Consolidated Balance Sheets

(U.S. Dollars, in thousands, except share data)	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$69,623	$81,157
Restricted cash	2,566	—
Trade accounts receivable, less allowance for doubtful accounts of $7,463 and $8,405 at December 31, 2018 and 2017, respectively	77,747	63,437
Inventories	76,847	81,330
Prepaid expenses and other current assets	17,856	25,877
Total current assets	244,639	251,801
Property, plant and equipment, net	42,835	45,139
Patents and other intangible assets, net	51,897	10,461
Goodwill	72,401	53,565
Deferred income taxes	33,228	23,315
Other long-term assets	21,641	21,073
Total assets	$466,641	$405,354
Liabilities and shareholders’ equity
Current liabilities
Trade accounts payable	$17,989	$18,111
Other current liabilities	67,919	61,295
Total current liabilities	85,908	79,406
Other long-term liabilities	45,336	29,340
Total liabilities	131,244	108,746
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 18,579,688 and 18,278,833 issued and outstanding as of December 31, 2018 and 2017, respectively	1,858	1,828
Additional paid-in capital	243,165	220,591
Retained earnings	87,078	70,402
Accumulated other comprehensive income	3,296	3,787
Total shareholders’ equity	335,397	296,608
Total liabilities and shareholders’ equity	$466,641	$405,354

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of net income  from continuing operations, earnings per share (“EPS”) from continuing operations, gross profit, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," “Adjusted EBITDA, excluding Spinal Kinetics,” "Adjusted net income from continuing operations," “Adjusted net income, excluding Spinal Kinetics,” "Adjusted EPS from continuing operations," “Adjusted EPS from continuing operations, excluding Spinal Kinetics,” "Non-GAAP net margin" and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding Spinal Kinetics

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	2018	2017
Net income from continuing operations	$8,871	$1,516	$13,811	$7,291
Interest expense, net	213	522	828	416
Income tax expense	2,722	15,102	9,074	29,100
Depreciation and amortization	4,676	4,703	17,799	20,124
Amortization of Spinal Kinetics intangible assets	322	—	860	—
EBITDA	$16,804	$21,843	$42,372	$56,931
Share-based compensation	4,538	3,433	18,930	12,557
Foreign exchange impact	532	491	3,329	(1,934)
Strategic investments	630	1,993	8,596	6,027
Domestication to Delaware	511	—	4,215	—
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	534	—	1,439	—
Contingent consideration fair value adjustments	380	—	3,069	—
Unrealized loss on investment securities	—	—	3,050	5,585
Legal judgments/settlements	267	(4,255)	1,160	(606)
Restructuring	214	764	1,447	3,006
Adjusted EBITDA	$24,410	$24,269	$87,607	$81,566
Loss related to Spinal Kinetics	(1,481)	—	(3,625)	—
Adjusted EBITDA, excluding Spinal Kinetics	$25,891	$24,269	$91,232	$81,566
Adjusted EBITDA as a % of net sales	20.2%	20.8%	19.3%	18.8%
Adjusted EBITDA as a % of net sales, excluding Spinal Kinetics	22.0%	20.8%	20.5%	18.8%

Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations excluding Spinal Kinetics

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	2018	2017
Net income from continuing operations	$8,871	$1,516	$13,811	$7,291
Foreign exchange impact	532	491	3,329	(1,934)
Strategic investments	630	1,993	8,596	6,027
Domestication to Delaware	511	—	4,215	—
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	534	—	1,439	—
Amortization of intangible assets	322	—	860	—
Contingent consideration fair value adjustments	380	—	3,069	—
Unrealized loss on investment securities	—	—	3,050	5,585
Legal judgments/settlements	267	(4,255)	1,160	(606)
Restructuring	214	764	1,447	3,006
Long-term income tax rate adjustment	(1,623)	9,170	(6,849)	10,682
Adjusted net income from continuing operations	$10,638	$9,679	$34,127	$30,051
Loss related to Spinal Kinetics	(1,333)	—	(3,181)	—
Adjusted net income from continuing operations, excluding Spinal Kinetics	$11,971	$9,679	$37,308	$30,051

Adjusted EPS from Continuing Operations and Adjusted EPS from Continuing Operations, excluding Spinal Kinetics

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, per diluted share)	2018	2017	2018	2017
EPS from continuing operations	$0.46	$0.08	$0.72	$0.39
Foreign exchange impact	0.03	0.03	0.17	(0.10)
Strategic investments	0.03	0.11	0.45	0.32
Domestication to Delaware	0.03	—	0.22	—
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	0.03	—	0.08	—
Amortization of intangible assets	0.02	—	0.05	—
Contingent consideration fair value adjustments	0.02	—	0.16	—
Unrealized loss on investment securities	—	—	0.16	0.30
Legal judgments/settlements	0.01	(0.23)	0.06	(0.03)
Restructuring	0.01	0.04	0.08	0.16
Long-term income tax rate adjustment	(0.09)	0.49	(0.36)	0.58
Adjusted EPS from continuing operations	$0.55	$0.52	$1.79	$1.62
Loss related to Spinal Kinetics	(0.07)	—	(0.17)	—
Adjusted EPS from continuing operations, excluding Spinal Kinetics	$0.62	$0.52	$1.96	$1.62

Weighted average number of diluted common shares (treasury stock method)	19,195,653	18,773,786	19,037,978	18,498,745

Non-GAAP Net Margin

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	2018	2017
Gross profit	$95,452	$93,334	$356,414	$340,786
Sales and marketing	(53,832)	(51,874)	(205,527)	(198,370)
Non-GAAP net margin	$41,620	$41,460	$150,887	$142,416

Bone Growth Therapies	$24,857	$22,482	$86,252	$77,369
Spinal Implants	1,668	1,905	7,628	8,730
Biologics	7,317	7,041	26,298	25,692
Orthofix Extremities	7,936	10,170	31,391	31,071
Corporate	(158)	(138)	(682)	(446)
Non-GAAP net margin	$41,620	$41,460	$150,887	$142,416

Free Cash Flow

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2018	2017
Net cash from operating activities	$49,918	$38,972
Capital expenditures	(15,256)	(16,948)
Free cash flow	$34,662	$22,024

Pro-forma Net Sales Under the New Revenue Recognition Standard

(Unaudited, U.S. Dollars, in millions)	2018 (Actual)	2017 (Pro-forma)	Change	Constant Currency Change
1st quarter net sales	$109	$104	4.9%	2.4%
2nd quarter net sales	112	$108	2.8%	1.8%
3rd quarter net sales	112	$106	5.5%	6.0%
4th quarter net sales	121	$111	8.7%	9.5%
Full year net sales	$453	$429	5.5%	5.0%

2019 Outlook

	2019 Outlook
(Unaudited, U.S. Dollars, in millions)	Low	High
Net income from continuing operations	$18.9	$21.7
Interest expense, net	0.6	0.6
Income tax expense	7.7	8.8
Depreciation and amortization	24.6	24.6
EBITDA	$51.8	$55.7
Share-based compensation	17.5	17.5
Strategic investments	4.6	4.5
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	0.7	0.7
Contingent consideration fair value adjustments	4.0	3.3
Legal judgments/settlements	1.7	1.6
Succession charges	5.7	5.7
Adjusted EBITDA	$86.0	$89.0

	2019 Outlook
(Unaudited, per diluted share)	Low	High
EPS from continuing operations	$0.98	$1.12
Strategic investments	0.24	0.23
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	0.04	0.04
Amortization of intangible assets	0.12	0.12
Contingent consideration fair value adjustments	0.21	0.17
Legal judgments/settlements	0.09	0.08
Succession charges	0.29	0.29
Long-term income tax rate adjustment	(0.22)	(0.23)
Adjusted EPS from continuing operations	$1.75	$1.82

Weighted average number of diluted common shares	19,375,000	19,375,000

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

Pro-Forma Net Sales

Pro-forma net sales is a non-GAAP measure in fiscal 2017, which reflects what net sales in fiscal 2017 would have been, had the Company adopted ASU 2014-09, Revenue from Contracts with Customers, as amended, as of January 1, 2017, or elected to adopt the standard using the full retrospective transition method.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest expense, net; income tax expense; and depreciation and amortization to net income from continuing operations. EBITDA provides management with additional insight to its results of operations.

Adjusted EBITDA, Adjusted Net Income from Continuing Operations and Adjusted EPS from Continuing Operations and these measures adjusted for the exclusion of Spinal Kinetics

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, performance-based restricted stock awards, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-K for the year ended December 31, 2018 for a detail of these costs by income statement line item

•

Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other expense, net; guidance presented does not include the impact of any future foreign exchange fluctuations

•	Strategic investments – costs related to our strategic investments, which are primarily recorded as general and administrative expenses
•

Domestication to Delaware – costs associated with evaluation and completion of changing the Company’s jurisdiction of organization from Curaçao to the State of Delaware, which are recorded as general and administrative expenses

•

Non-cash inventory fair market value adjustments – adjustment made to inventory acquired to account for the reasonable profit allowance for the selling effort on finished goods inventory, which is recorded as cost of sales

•

Amortization of Spinal Kinetics intangible assets or Amortization of intangible assets – amortization of acquisition-related intangible assets including items such as developed technologies, in process research and development, and trade name, which are operating expenses

•	Contingent consideration fair value adjustments – gains and losses related to remeasurement of the contingent consideration to fair value, which are recorded as operating expenses
•	Unrealized loss on investment securities – net losses recognized within other expense, net relating to our investments in eNeura Inc. and Bone Biologics, Inc.
•

Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, including legal and other professional fees associated with the SEC Investigation, Securities Class Action Complaints and Brazil subsidiary compliance review, which are recorded as general and administrative expenses

•

Restructuring – costs related to a planned restructuring in 2017, primarily consisting of severance charges and the write-down of certain assets, and costs associated with the elimination of two reporting segment president positions in 2018, which are recorded as operating expenses

•

Succession charges – costs related to the transition of the Company’s President and CEO, including any cessation and onboarding amounts, accelerated share-based compensation expense, consulting services and other related expenses.

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 38% for 2017 results, 35% for the first and second quarters of 2018 and 29% for the third and fourth quarters of 2018, and 27% for our 2019 outlook, which is based on current tax law and current expected income; actual reported tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income

Non-GAAP Net Margin

Non-GAAP net margin is an internal non-GAAP metric, which we define as gross profit less sales and marketing expense. Non-GAAP net margin is the primary metric used by our Chief Operating Decision Maker in managing our business.

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives. All periods presented reflect the adoption of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, resulting in an increase in net cash from operating activities of $2.5 million for the year ended December 31, 2018 and a decrease in net cash from operating activities of $14.4 million for the year ended December 31, 2017.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as equity compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.